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                                                                     EXHIBIT 4.1

                                GALVANTECH, INC.

                           1995 EQUITY INCENTIVE PLAN


        1. Purpose. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Galvantech, Inc., a California corporation (the "Company"), and its Parents and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in
Section 22.

        2. Shares Subject To The Plan.

               2.1 Number Of Shares Available. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 3,660,000 Shares. Subject to Sections 2.2 and 15, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original price, or (c) are subject to an Award that otherwise terminates without Shares being issued.

               2.2 Adjustment Of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at their Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares, if any.

        3. Eligibility. ISOs (as defined in Section 5) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSO's (as defined in Section 5) may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent or Subsidiary of the Company, provided such consultants, independent contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted an Award more than once under the Plan.

        4. Administration.

               4.1 Committee Authority. The Plan shall be administered by a Committee appointed by the Board or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

                    (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;



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                    (b) prescribe, amend and rescind rules and regulations
relating to the Plan;

                    (c) select persons to receive Awards and the number of shares subject to Awards they are to receive;

                    (d) determine the form and terms of Awards;

                    (e) determine whether Awards will be granted singly, or as alternatives to, any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                    (f) grant waivers of Plan or Award conditions;

                    (g) determine the vesting and exercisability of Awards;

                    (h) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement; and

                    (i) make all other determinations necessary or advisable for the administration of the Plan.

               4.2 Committee Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

               4.3 Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person.

        5. Options. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

               5.1 Form Of Option Grant. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement which shall expressly identify the Option as an ISO or NQSO ("Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

               5.2 Date Of Grant. Unless otherwise specified by the committee, the date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option. The Option Agreement and a copy of the Plan will be delivered to each Participant within a reasonable time after the granting of an Option.



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               5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of 10 years from the date of grant of the Option; provided, further, that no Option granted to a person who directly or by attribution (within the meaning of Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (a "Ten Percent Shareholder") shall be exercisable after the expiration of 5 years from the date of grant of the Option. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines; provided, however, that the Option shall become fully exercisable within 5 years from the date of grant with at least 20% of the total Shares first becoming exercisable at the end of each of the 5 years; provided, further, that Options granted to an Insider will not be exercisable before 6 months after the date of grant.

               5.4 Exercise Price. The Exercise Price of any Option shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided, however, that (i) the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased shall be made in accordance with Section 7.

               5.5 Method Of Exercise. Options may be exercised only by delivery to the Company of a written notice of exercise (the "Notice of Exercise") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the additional restrictions imposed on the Shares, if any, and such representations and agreements regarding a Participant's investment intent and access to information, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

               5.6 Termination. Notwithstanding the exercise periods set forth in the Option Agreement, exercise of an Option shall always be subject to the following:

                    (a) If a Participant is Terminated for any reason except death or Disability, then such Participant may exercise his or her Options (only to the extent that such Options would have been exercisable upon the Termination
Date) no later than 3 months after the Termination Date (or such shorter time period, not less than 30 days, as may be specified in the Stock Option Agreement) but in no event later than the expiration date of the Options specified in the Option Agreement.

                    (b) If a Participant is Terminated because of death or Disability, then such Participant (or such Participant's legal representative or authorized assignee) may exercise such Participant's Options (only to the extent that such Options would have been exercisable by such Participant on the Termination Date) no later than 12 months after the Termination Date (or such shorter time period, not less than 6 months, as may be specified in the Stock Purchase Agreement), but in no event later than the expiration date of the Options; provided, however, that the tax treatment available pursuant to Section 442 of the Code upon exercise of an ISO will not be available to a Participant (or such representative or assignee) who exercises such ISO more than 3 months after the Participant is Terminated for any reason except death or permanent and total disability within the meaning of Section 22(e)(2) of the Code.

               5.7 Limitations On Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum



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number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

               5.8 Limitations On ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares (together with stock of Parents and Subsidiaries) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 16) of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

               5.9 Modification, Extension Or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares, if any.

               5.10 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

        6. Restricted Stock. The Committee may grant Restricted Stock Awards to eligible persons and shall shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

               6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within 30 days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within 30 days, then the offer shall terminate, unless otherwise determined by the Committee.

        6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in



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which case the Purchase Price shall be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 7.

        6.3 Restrictions. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

        7. Payment For Shares.

               7.1 Payment. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved by the Committee at the time of exercise or other purchase for a Participant and where permitted by law:

                    (a) by cancellation of indebtedness of the Company to such Participant;

                    (b) by surrender of Shares that either: (i) have been owned by such Participant for more than 6 months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (ii) were obtained by such Participant in the open public market; and in either case are clear of all liens, claims, security interests, or other encumbrances;

                    (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price equal to the par value of the Shares, if any, must be paid in cash;

                    (d) by waiver of compensation due or accrued to such Participant for services rendered; or

                    (e) by any combination of the foregoing.

               7.2 Loan Guarantees. The Committee may help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to such Participant.

               7.3 Withholding Taxes. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require a Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Such amount shall be paid in cash, by check payable to the order of the Company, or in such other form that is expressly approved by the Committee on its sole discretion.



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        8. Privileges Of Stock Ownership.

               8.1 Voting And Dividends. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to such Participant. After Shares are issued to a Participant, such Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 10.

               8.2 Financial Statements. The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Options outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

        9. Transferability. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant an Award shall be exercisable only by such Participant, and any elections with respect to an Award may be made only by such Participant.

        10. Restrictions On Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination after the later of such Participant's Termination Date and the date such Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness at:

               (a) with respect to Shares that are "Vested" (as defined in the Award Agreement), the higher of: (1) Participant's original Purchase Price, or
(2) the Fair Market Value of such Shares on Participant's Termination Date, provided that such right of repurchase terminates when the Company's securities become publicly traded; or

               (b) with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's original Purchase Price, provided that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

        11. Certificates. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.



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        12. Escrow; Pledge Of Shares. To enforce any restrictions on a
Participant's Shares contained in the Plan or the Award Agreement, the Committee may require such Participant to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of such Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against such Participant under the promissory note notwithstanding any pledge of such Participant's Shares or other collateral. In connection with any pledge of the Shares, a Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        13. Exchange And Buyout Of Options. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, other Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

        14. Securities Law And Other Regulatory Compliance. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

        15. No Obligation To Employ. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate any Participant's employment or other relationship at any time, with or without cause.

        16. Corporate Transactions.

               16.1 Assumption Or Replacement Of Awards By Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants),
(b) a dissolution or liquidation of the Company,



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(c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a corporate transaction to which Section 424(a) of the Code applies wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

               16.2 Expiration Of Options. In the event any such successor corporation refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Subsection 16.l(a), such Options shall expire on such transaction at such time and on such conditions as the Board shall determine. In the event any such successor corporation refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Subsections 16.1(b), (c) or (d), or there is no successor corporation, and if the Company ceases to exist as a separate corporate entity, then, notwithstanding any contrary terms in the Award Agreement, the Options shall expire on a date at least 20 days after the Board gives written notice to Participants specifying the terms and conditions of such termination.

               16.3 Other Treatment Of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Awards shall be treated as provided for in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other transaction.

               16.4 Assumption Of Awards By The Company. The Company, from time to time, also may substitute or assume outstanding Options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's option, or (b) assuming such Award as if it had been granted under the Plan if the terms of such assumed Award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed Award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code. In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        17. Adoption And Shareholder Approval. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to the Plan), consistent with applicable laws, within 12 months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (c) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled and any Shares issued pursuant to any Award shall be cancelled. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.



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        18. Term Of Plan. The Plan will terminate 10 years from the Effective
Date or, if earlier, the date of shareholder approval.

        19. Amendment Or Termination Of Plan. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or, to the extent applicable, pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

        20. Nonexclusivity Of The Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        21. Governing Law. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to choice or conflict of laws.

        22. Definitions. As used in the Plan, the following terms shall have the following meanings:

        "Award" means any award under the Plan, including any Option or Restricted Stock.

        "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award including an Option Agreement or a Restricted Stock Purchase Agreement.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

        "Company" means Galvantech, Inc., a California corporation, or any successor corporation.

        "Disability" means any disability, whether temporary or permanent, total or partial, as determined by the Committee.

        "Disinterested Person" means a director who has not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted Options pursuant to the Plan or awarded equity securities pursuant to any other plan, of the Company or any Parent or Subsidiary of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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        "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

        (b) if such Common Stock is then quoted on the NASDAQ National Market System, its last reported sale price on the NASDAQ National Market System or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

        (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, the average average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

        (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        "Option" means a grant of an option to purchase Shares pursuant to
Section 5.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Option under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means a person who receives an Option under the Plan.

        "Plan" means this Galvantech, Inc. 1995 Equity Incentive Plan, as amended from time to time.

        "Restricted Stock Award" means an an offer to sell Shares pursuant to
Section 6.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means shares of the Company's Common Stock, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 13, and any successor security.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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        "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that such Participant has ceased to provide services as an employee, officer, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether such Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").
        *     *     *

Date Plan Adopted by Board of Directors:                  April 28, 1995
Date Plan Adopted by Shareholders:                        April 29, 1995




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